SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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SunGard Data Systems Inc.

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SunGard	484-582-2000 Tel
680 East Swedesford Road
Wayne, Pennsylvania 19087

April 4, 2003

Dear Fellow Stockholder:

You are cordially invited to attend the 2003 Annual Meeting of Stockholders of SunGard Data Systems Inc., which will be held on Friday, May 9, 2003, beginning at 9:00 a.m., at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania. The official notice of the meeting, together with a proxy statement and proxy card, is enclosed. Please give this information your careful attention.

Your participation in SunGard’s affairs is important. To assure your representation at the meeting, whether or not you expect to be present, please vote your shares by Internet, telephone or mail as soon as possible. To vote by Internet or telephone at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

Your copy of SunGard’s 2002 Annual Report is also enclosed. We appreciate your interest in SunGard.

Sincerely,

Cristóbal Conde

President and

Chief Executive Officer

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE YOUR SHARES BY INTERNET, TELEPHONE OR MAIL. IF YOU RECEIVE MORE THAN ONE PROXY CARD BECAUSE YOU OWN SHARES THAT ARE REGISTERED DIFFERENTLY, PLEASE VOTE ALL OF YOUR SHARES SHOWN ON ALL OF YOUR PROXY CARDS. THANK YOU.

SUNGARD DATA SYSTEMS INC.

680 East Swedesford Road

Wayne, Pennsylvania 19087

484-582-2000

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

MAY 9, 2003

To Our Stockholders:

The 2003 Annual Meeting of Stockholders of SunGard Data Systems Inc. will be held at 9:00 a.m. local time, on Friday, May 9, 2003, at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, for the following purposes:

1.	To elect directors.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as independent auditors of SunGard for its fiscal year ending December 31, 2003.

3.	To act upon other business as may properly come before the meeting.

Only holders of SunGard’s common stock at the close of business on March 14, 2003 are entitled to receive notice of the meeting and to vote at the meeting.

You are cordially invited to attend the meeting in person. Whether or not you plan to attend the meeting, you are urged to vote your shares by Internet, telephone or mail. To vote by Internet or telephone at any time, please follow the instructions on the enclosed proxy card. To vote by mail, please mark, date and sign the proxy card and return it in the postage-paid envelope provided.

By Order of the Board of Directors,

Lawrence A. Gross

Senior Vice President—Legal

and General Counsel

April 4, 2003

SUNGARD DATA SYSTEMS INC.

680 East Swedesford Road

Wayne, Pennsylvania 19087

484-582-2000

PROXY STATEMENT

GENERAL INFORMATION

This proxy statement and the accompanying proxy card are being furnished to the stockholders of SunGard Data Systems Inc. (SunGard or the Company) in connection with the solicitation of proxies on behalf of the Board of Directors of SunGard for use in voting at the 2003 Annual Meeting of Stockholders to be held at the Four Seasons Hotel, One Logan Square, Philadelphia, Pennsylvania 19103, on Friday, May 9, 2003, at 9:00 a.m., or at any adjournment or postponement of the meeting. These proxy materials are first being mailed to stockholders on or about April 4, 2003.

VOTING RIGHTS AND OUTSTANDING SHARES

Stockholders as of the close of business on March 14, 2003, the record date for this solicitation, are entitled to receive notice of and to vote at the 2003 Annual Meeting. On the record date, approximately 283,786,360 shares of SunGard’s common stock, held by approximately 7,500 stockholders of record, were outstanding and entitled to vote. The 2003 Annual Meeting may be held only if a quorum, consisting of a majority of the outstanding shares entitled to vote, is present. All shares that are present in person or represented by proxy at the meeting will be counted in determining whether a quorum is present, no matter how the shares are voted or whether they abstain from voting or are broker non-votes. A broker non-vote occurs when a broker, bank or other nominee votes on one or more matters but not on others because the nominee does not have authority to do so. A broker who is a member of the New York Stock Exchange and who holds shares in “street name” for a customer but has not received voting instructions from that customer, has the authority to vote that customer’s shares on certain matters, including proposals one and two in this proxy statement.

Holders of common stock are entitled to one vote per share. The election of directors will be determined by a plurality vote, with the ten nominees receiving the most “for” votes being elected. Votes may be cast “for” each nominee or withheld. Votes that are withheld will be excluded from the vote on proposal one and will have no effect except in determining whether a quorum is present. Approval of proposal two (Ratification of Selection of Independent Accountants) requires the affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the meeting. An abstention on proposal two, therefore, will have the same legal effect as an “against” vote. Broker non-votes will have no effect on either proposal.

VOTING SHARES BY INTERNET, TELEPHONE OR MAIL

Whether or not stockholders attend the Annual Meeting and vote in person, they should vote their shares by Internet, telephone or mail. To vote by Internet or telephone 24 hours a day, seven days a week, follow the instructions on the enclosed proxy card. To vote by mail, mark, sign and date the enclosed proxy card and return it in the postage-paid envelope provided. If shares are held through a broker, bank or other nominee, stockholders will receive separate instructions from the nominee explaining how to vote the shares. Shares held in a savings plan and shares of an acquired company that have not yet been exchanged for SunGard shares may be voted only by mail.

VOTING BY PROXY; REVOCABILITY OF PROXIES

Proxies will be voted as directed on the proxies if they are properly submitted and not revoked. Any proxy not directing to the contrary will be voted “for” the election of all of the named nominees as directors and “for” approval of proposal two. Any stockholder who votes by Internet or telephone may revoke the vote at any time before it is voted by voting again using the same procedure, in which case the later vote will be recorded and the earlier vote will be revoked. Any stockholder who submits a proxy by mail may revoke it at any time before it is voted by delivering a proxy bearing a later date or a written notice of revocation to the Secretary of SunGard at SunGard’s headquarters or at the meeting.

SOLICITATION

SunGard will pay the cost of this solicitation, which will be made primarily by mail. Proxies also may be solicited in person, or by telephone, facsimile or similar means, by directors, officers or employees of SunGard without additional compensation. In addition, D. F. King & Co., Inc. will provide solicitation services to SunGard for a fee of approximately $5,500 plus out-of-pocket expenses. SunGard will, on request, reimburse stockholders who are brokers, banks or other nominees for their reasonable expenses in sending proxy materials and annual reports to the beneficial owners of the shares they hold of record.

PROPOSAL ONE

ELECTION OF DIRECTORS

Ten directors are to be elected at the 2003 Annual Meeting to serve for one-year terms until the 2004 Annual Meeting and until their respective successors are elected and qualified. All of the nominees currently are serving as directors of SunGard. SunGard knows of no reason why any nominee would be unable to serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected. If any nominee should for any reason become unable to serve, then all valid proxies will be voted for the election of a substitute nominee designated by the Board of Directors, or the Board may reduce the number of directors to eliminate the vacancy.

The following information about the nominees for election as SunGard directors is based, in part, upon information furnished by the nominees.

NOMINEE AND CURRENT POSITIONS WITH SUNGARD	AGE	PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
Gregory S. Bentley Director (since 1991) Chairperson, Audit Committee	47

Chief Executive Officer (since 2000), President and Chairman of the Board (since 1995) and Vice President (1991 to 1995), Bentley Systems, Incorporated, Exton, PA (engineering software company); President (1983 to 1991), SunGard Systems International Inc., a subsidiary of SunGard since 1987.

Michael C. Brooks Director (since 1985) Chairperson, Compensation Committee Member, Executive Committee	58	General Partner (since 2000), Venrock Associates, New York, NY (venture capital firm); General Partner (1985 to 2000), J. H. Whitney & Co., Stamford, CT (venture capital firm).

NOMINEE AND CURRENT POSITIONS WITH SUNGARD	AGE	PRINCIPAL OCCUPATIONS AND DIRECTORSHIPS OF OTHER PUBLIC COMPANIES
Cristóbal Conde Director (since 1999) President and Chief Executive Officer Member, Executive Committee	43

President (since 2000), Chief Executive Officer (since August 2002), Chief Operating Officer (1999 to August 2002) and Executive Vice President (1998 to 1999), SunGard; Chief Executive Officer, SunGard Trading Systems Group (1991 to 1998).

Ramon de Oliveira Director (since 2001) Member, Audit Committee and Nominating and Corporate Governance Committee	48

Managing Partner (since 2001), Logan Pass Partners, LLC, New York, NY (strategic advisory and investment firm); Head of Investment Management & Private Banking (1997 to 2001) and various senior executive positions (1977 to 1997), J.P. Morgan Chase & Co., New York, NY (investment banking firm); Adjunct Professor of Finance (since 2002), Columbia University and New York University.

Henry C. Duques Director (since 2001) Chairperson, Data Center Oversight Committee Member, Compensation Committee and Nominating and Corporate Governance Committee	59

Former Chairman of the Board (1992 to 2002) and Chief Executive Officer (1992 to 2001), First Data Corporation, Greenwood Village, CO (electronic commerce and payment services company). Director of CheckFree Corporation, First Data Corporation and Unisys Corporation.

Albert A. Eisenstat Director (since 1991) Member, Compensation Committee and Data Center Oversight Committee	72

Director of public companies and private investor (since 1993); various senior executive positions (1980 to 1993), Apple Computer, Inc., Cupertino, CA (computer and software company). Director of all funds in the American Century Fixed Income Funds and Business Objects, S.A.

Bernard Goldstein Director (since 1994) Chairperson, Nominating and Corporate Governance Committee Member, Compensation Committee	72

Retired; Director (1997 to 2002) and Managing Director (1979 to 1996), Broadview International LLC, Fort Lee, NJ (investment banking firm). Director of Allscripts Healthcare Solutions, Inc. and SPSS, Inc.

Janet Brutschea Haugen Director (since August 2002) Member, Audit Committee	44

Senior Vice President and Chief Financial Officer (since 2000) and Corporate Controller (1996 to 2000), Unisys Corporation, Blue Bell, PA (information technology services and solutions company). Partner (1993 to 1996), Ernst & Young LLP, Philadelphia, PA (independent accounting and professional services firm).

James L. Mann Director (since 1983) Chairman of the Board Chairperson, Executive Committee	68	Chairman of the Board (since 1987), Chief Executive Officer (1986 to August 2002), President (1986 to 2000) and Chief Operating Officer (1983 to 1985), SunGard. Director of T-Netix, Inc.

Malcolm I. Ruddock Director (since 1983) Member, Audit Committee and Executive Committee	60

Retired; Treasurer (1989 to 2000), Director of Finance (1988 to 1989) and Director of Acquisitions and Divestments (1979 to 1988), Sunoco, Inc., Philadelphia, PA (independent refiner and marketer of energy products).

INFORMATION REGARDING THE BOARD OF DIRECTORS AND ITS COMMITTEES

Since the Company’s initial public offering in 1986, the majority of SunGard’s directors have been independent. The only SunGard executives who are members of the Board of Directors are the chairman of the board and the chief executive officer.

During 2002, the Board of Directors held ten meetings, the Audit Committee held eleven meetings, the Compensation Committee (and/or its Equity Award Subcommittee) held five meetings, the newly established Data Center Oversight Committee held no meetings, the Executive Committee held one meeting and the newly established Nominating and Corporate Governance Committee held one meeting. During 2002, each director attended 75% or more of the total number of meetings of the Board of Directors and Committees on which he or she served. Meeting attendance averaged 95% among all directors.

The Audit Committee assists the Board of Directors in overseeing the audit and integrity of SunGard’s financial statements, the performance of SunGard’s independent accountants, the adequacy and effectiveness of SunGard’s accounting, auditing and financial reporting processes, including systems and controls, and SunGard’s compliance with legal and regulatory requirements. The duties of the Audit Committee include the selection and appointment of SunGard’s independent accountants, including evaluation of their qualifications and independence, and the oversight of SunGard’s Business Conduct and Compliance Program. All members of the Audit Committee are “independent” within the meaning of the applicable listing standards of the New York Stock Exchange. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed annually by the Audit Committee. The current Audit Committee Charter (which was last amended on February 26, 2003) is attached as an appendix to this proxy statement.

The Compensation Committee assists the Board of Directors in establishing the compensation policies for cash and equity compensation of SunGard’s executive officers, and in administering SunGard’s stock option, purchase and award plans. The duties of the Compensation Committee include evaluating and approving the compensation of the chairman of the board and the chief executive officer and reviewing the chief executive officer’s recommendations as to the compensation of the other executive officers. All members of the Compensation Committee are independent directors.

The Data Center Oversight Committee assists the Board of Directors in overseeing the audit and integrity of the Company’s data centers and other IT infrastructure, including information systems security policies. This includes reviewing and overseeing periodic audits of the Company’s data centers by regulatory authorities. All members of the Data Center Oversight Committee are independent directors.

The Executive Committee assists the Board of Directors in exercising the powers of the Board during the intervals between Board meetings, except those powers that are prohibited by law from being delegated. Two of the four members of the Executive Committee are independent directors.

The Nominating and Corporate Governance Committee assists the Board of Directors in identifying and evaluating potential candidates for director, making recommendations to the Board of Directors for director nominees and overseeing corporation governance matters. In fulfilling this responsibility, the Nominating and Corporate Governance Committee will consider recommendations received from stockholders. Stockholder recommendations must be in writing and addressed to the Chairperson of the Nominating and Corporate Governance Committee, c/o Corporate Secretary, SunGard Data Systems Inc., 680 East Swedesford Road, Wayne, Pennsylvania 19087. All members of the Nominating and Corporate Governance Committee are independent directors.

DIRECTOR COMPENSATION

Directors who are executives of SunGard do not receive additional compensation for serving on the Board of Directors or Committees. Each independent director (except as noted below) receives (1) an annual fee of $15,000, (2) meeting fees of $2,000 for each quarterly Board meeting, $1,000 for each other Board meeting and $1,000 for each Committee meeting attended, and (3) reimbursement of applicable travel and other expenses. In addition, the chairpersons of the Audit Committee and the other Committees receive additional annual fees of $5,000 and $2,000, respectively. No additional compensation is paid for service on subcommittees. Directors may elect to receive shares of SunGard common stock in lieu of cash compensation.

Under SunGard’s Restricted Stock Award Plan for Outside Directors, restricted stock awards are automatically granted to “outside directors”—those who are not, and were not during the twelve months before election to the Board, officers or employees of SunGard. Each outside director automatically receives an initial five-year award when first elected to the Board, and automatically receives additional awards upon reelection as an outside director every fifth year thereafter. The shares awarded are subject to transfer restrictions until they vest, at the rate of 20% per year, on the dates of SunGard’s next five Annual Meetings after the date of grant. If an outside director dies or is permanently disabled, or if a change in control of SunGard occurs, then all remaining unvested shares immediately vest. If an outside director’s directorship terminates for any other reason, then all remaining unvested shares are forfeited. Each five-year award is for a number of shares equal to the result of dividing $500,000 by the closing price of SunGard’s common stock on the date of grant. At the 2003 Annual Meeting, if reelected, Mr. Bentley will receive an additional restricted stock award. Based upon the closing price of SunGard’s common stock on March 14, 2003, which was $19.50, Mr. Bentley’s new restricted stock award would be for 25,641 shares vesting ratably over five years.

The cash and equity compensation programs described above will not become effective for Mr. Bentley until May 2003 and for Mr. Goldstein until May 2004, which is when their current restricted stock awards fully vest. Until then, each receives (1) an annual fee of $6,000, (2) meeting fees of $2,000 for each quarterly Board meeting, $500 for each other Board meeting and $1,000 for each Committee meeting attended, and (3) reimbursement of applicable travel and other expenses.

SunGard has entered into indemnification agreements, in the form approved by the stockholders, with SunGard’s directors and officers.

AGREEMENT WITH THE CHAIRMAN OF THE BOARD

As the successful culmination of a three-year succession plan, Mr. Conde was elected chief executive officer in August 2002, succeeding Mr. Mann, who continues to serve as chairman of the board of directors. At that time, Mr. Mann and SunGard entered into an agreement regarding Mr. Mann’s continuing role with the Company. The major terms of the agreement are: (1) subject to the Board satisfying its fiduciary duties and other applicable legal standards, Mr. Mann will be nominated for reelection as a director and will be elected as Chairman of the Board through May 31, 2004, (2) after that date, Mr. Mann’s election as Chairman of the Board will be at the sole discretion of the Board, (3) the Company will use its best efforts to retain Mr. Mann as an employee through May 31, 2011 to provide advice and services in the areas of acquisitions, long-term strategy, executive development and other subjects within his knowledge and experience, (4) Mr. Mann will continue to participate in the Company’s executive compensation program until May 31, 2004 at levels determined by the

Compensation Committee, (5) if Mr. Mann is reelected as Chairman of the Board in May 2004, he will receive an annual salary of $500,000 for the period from June 1, 2004 through May 31, 2005, and (6) after May 31, 2005, Mr. Mann’s compensation will be as determined by the Compensation Committee.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed SunGard’s audited consolidated financial statements for the year ended December 31, 2002 with management and with representatives of PricewaterhouseCoopers LLP, SunGard’s independent accountants.

Management has the primary responsibility for the financial statements and SunGard’s accounting, auditing and financial reporting processes. The Audit Committee is not providing any expert or special assurance as to SunGard’s financial statements. PricewaterhouseCoopers is responsible for expressing an opinion on the conformity of SunGard’s financial statements with generally accepted accounting principles in the United States. The Audit Committee is not providing any professional certification as to PricewaterhouseCoopers’ work product.

The Audit Committee has discussed with representatives of PricewaterhouseCoopers the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee has received and reviewed the written disclosures and letter from PricewaterhouseCoopers required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed the independence of PricewaterhouseCoopers with representatives of the firm.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that SunGard’s audited consolidated financial statements for the year ended December 31, 2002 be included in SunGard’s Annual Report on Form 10-K for the year ended December 31, 2002 for filing with the Securities and Exchange Commission.

Audit Committee:
Gregory S. Bentley, Chairperson
Ramon de Oliveira, Member
Janet Brutschea Haugen, Member (since 8/16/02)
Malcolm I. Ruddock, Member

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table contains certain information about the beneficial ownership of SunGard’s common stock as of March 14, 2003 (the record date) by each person who is known by SunGard to beneficially own more than 5% of SunGard’s common stock, by each of SunGard’s directors and nominees for director, by each of SunGard’s executive officers named in the Summary Compensation Table below, and by all of SunGard’s directors and executive officers as a group.

NAME OF BENEFICIAL OWNER	NUMBER OF SHARES BENEFICIALLY OWNED(1)		PERCENT OF CLASS(2)

Barclays Private Bank and Trust Limited(3) 10 rue d’Italie, CH-1204 Geneva, Switzerland	15,175,698		5.3%

Gregory S. Bentley (director)	61,514	(4)(5)	—

Michael C. Brooks (director)	103,708	(4)	—

Cristóbal Conde (director and executive officer)	1,892,026	(6)(7)	—

Ramon de Oliveira (director)	21,871	(4)	—

Henry C. Duques (director)	18,771	(4)	—

Albert A. Eisenstat (director)	105,708	(4)	—

Bernard Goldstein (director)	126,000	(4)(8)	—

Lawrence A. Gross (executive officer)	266,375	(6)	—

Till M. Guldimann (executive officer)	1,079,551	(6)	—

Janet Brutschea Haugen (director)	18,685	(4)	—

James L. Mann (director)	1,789,076	(6)	—

Michael K. Muratore (executive officer)	597,346	(6)	—

David E. Robinson (executive officer)	474,650	(6)	—

Michael J. Ruane (executive officer)	398,738	(6)	—

Malcolm I. Ruddock (director)	37,708	(4)	—

Richard C. Tarbox (executive officer)	280,898	(6)	—

All 21 directors and executive officers as a group	8,608,996	(4)(5)(6)(7)(8)	3.0%

(1)	Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a broker, bank, nominee or trustee for the beneficial owner’s account, including shares held under SunGard’s Employee Stock Purchase Plan. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, SunGard believes that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Unless otherwise indicated, the beneficial ownership of any named person does not exceed one percent of the 283,786,360 shares of SunGard’s common stock outstanding on March 14, 2003 (the record date), adjusted as required by rules promulgated by the Securities and Exchange Commission.

(3)	Based upon a Schedule 13G filed by the beneficial owners on February 13, 2003.

(4)	Includes the following restricted shares that are subject to transfer restrictions and forfeiture (see DIRECTOR COMPENSATION): Mr. Bentley–8,000; Mr. Brooks–14,166; Mr. de Oliveira–17,384; Mr. Duques–14,129; Mr. Eisenstat–14,166; Mr. Goldstein–16,000; Ms. Haugen–18,685; Mr. Ruddock–14,166; and all directors as a group–116,696.

(5)	Includes 11,200 shares owned by trusts for the benefit of Mr. Bentley’s children, as to which Mr. Bentley disclaims beneficial ownership.

(6)	Includes the following shares which the beneficial owner has the right to acquire within 60 days after the record date by exercising stock options: Mr. Conde–1,437,624; Mr. Gross–200,898; Mr. Guldimann–393,624; Mr. Mann–1,272,500; Mr. Muratore–326,900; Mr. Robinson–344,424; Mr. Ruane–283,298; Mr. Tarbox–280,898; and all directors and executive officers as a group–5,381,898.

(7)	Includes 196,513 shares owned by Mr. Conde’s wife and 141,678 shares owned by an irrevocable trust for the benefit of Mr. Conde’s children, as to which Mr. Conde disclaims beneficial ownership.

(8)	Includes 10,000 shares owned by Mr. Goldstein’s wife, as to which Mr. Goldstein disclaims beneficial ownership.

EXECUTIVE COMPENSATION

REPORT OF THE COMPENSATION COMMITTEE

SunGard’s compensation policies for executive officers, as determined by the Compensation Committee, are to (1) provide competitive compensation packages to retain and attract superior executive talent, (2) link a significant portion of compensation to financial results to reward successful performance, and (3) provide long-term equity compensation to further align the interests of executive officers with those of stockholders and further reward successful performance. The principal components of SunGard’s executive officer compensation program are base salary, annual cash incentive plans and long-term equity incentive awards.

Cash Compensation.  The primary factor used to set base salaries and annual cash incentives for SunGard’s executive officers is an analysis of competitive executive compensation based upon general business compensation surveys as well as more specific compensation surveys of companies of comparable business, size and complexity to SunGard. An independent compensation consultant, whose services are available to the Compensation Committee, assists SunGard with this analysis of competitive compensation. Although many of the companies covered by this analysis are included in the Nasdaq Computer and Data Processing Index (see PERFORMANCE GRAPH), the Index companies are not separately analyzed for compensation purposes, because compensation data for the Index companies as a group is not readily available to SunGard.

SunGard’s policy is to pay its executive officers at or somewhat above competitive compensation averages for comparable positions. Compensation levels for individual executive officers, however, may be more or less than competitive averages, depending upon a subjective assessment of individual factors such as the executive’s position, experience, skills, achievements, tenure with SunGard and historical compensation levels. Generally, previously granted stock options and other equity awards are not considered in setting cash compensation levels.

The performance goals for executive officers’ 2002 annual cash incentive plans were set at the beginning of the year and took into account SunGard’s overall financial goals for 2002. For all executive officers, the incentive payments depended upon either the rate of increase in SunGard’s earnings per share over the previous year, or the budgeted operating income of the businesses that report to the officer. For two executive officers, there were additional incentive payments based upon performance goals specific to their functions.

On average, total cash compensation at targeted goals for executive officers increased by 21% in 2002, and incentive payments at targeted goals constituted 52% of total cash compensation. The primary reason for the increase in total cash compensation was the growth of the Company, resulting in its inclusion in a higher revenue bracket in the compensation surveys. Based upon actual 2002 results, all executive officers except one met or exceeded their minimum targeted goals, and some met or exceeded their maximum targeted goals.

Equity Compensation. SunGard provides equity compensation to its executive officers principally through a long-term incentive award program, under which eligible executives receive a performance accelerated stock option (PASO) each year. PASOs are long-term options under which the vesting of shares is subject both to financial performance goals and continued long-term employment. Since PASOs cannot be exercised until the shares vest, the PASO program operates both as a performance-based equity compensation program and as an executive retention program.

Each PASO has a term of about ten years, and none of the shares vest until nine and one-half years after the date of grant unless the financial performance goals are met. If the financial performance goals are partly or fully achieved, then some or all of the PASO shares vest early, after about three years. If the financial performance goals are exceeded, then the recipient earns additional cash compensation that is paid when the shares vest.

The financial performance goals are based upon calendar year measurement periods. For PASOs granted in early 2002, the financial performance period was calendar year 2002. Before 2002, PASOs had three-year financial performance periods, but these proved to be very difficult to administer. As a result, the performance period—but not the vesting period—was changed to one year beginning in 2002. For all PASOs (irrespective of the length of the financial performance period), accelerated vesting cannot occur unless the executive remains with SunGard for three years. For example, accelerated vesting under PASOs granted in early 2002 would not occur (if at all) until December 31, 2004.

The number of PASO shares granted to each recipient is determined on the basis of an analysis of competitive equity compensation programs, similar to the analysis described above with respect to cash compensation, and is subject to subjective adjustments based upon individual factors. The financial performance goals for each PASO are based upon the year-over-year growth, during the performance period covered by the PASO, in the earnings per share or operating income of the businesses managed by the recipient, with the growth targets for all PASOs, taken together, being consistent with SunGard’s overall growth objectives. All executive officers participate in SunGard’s PASO program, excluding Mr. Mann and, beginning in 2001, Mr. Conde. In addition, group chief executive officers, business unit presidents and certain other key executives of SunGard participate in the PASO program.

The Compensation Committee has the authority to approve all grants of stock options and other equity awards and administers SunGard’s PASO program by approving, among other things, who will participate and the number of option shares that will be subject to each PASO. Outside the scope of the PASO program, ordinary stock options (which usually vest ratably over four years) or other equity compensation also may be awarded from time to time, at the discretion of the Compensation Committee, to executive officers and other key employees when they are hired, are promoted or join SunGard via acquisition, or under other circumstances approved by the Compensation Committee in accordance with SunGard’s equity incentive plans.

In evaluating the share levels for SunGard’s PASO program, ordinary options and other equity awards, the Compensation Committee takes into account SunGard’s total “overhang,” which equals (a) the number of shares of common stock subject to outstanding stock options and awards plus the number of shares of common stock available for future stock options and awards, divided by (b) the number of total outstanding shares of common stock plus the number of shares of common stock described in clause (a), expressed as a percentage. As of December 31, 2002, the Company’s total overhang was 15.4%, of which 11.9% was represented by shares under outstanding stock options and 3.5% was represented by shares available for future stock options.

Chief Executive Officer’s Compensation.  In August 2002, Mr. Conde was elected chief executive officer, succeeding Mr. Mann, who continues to serve as chairman of the board of directors and continues to provide services to the Company especially in the areas of acquisitions, long-term strategy, executive development and investor relations. Mr. Mann’s total earned salary for 2002 was $706,000. At the beginning of 2002, Mr. Mann’s annual base salary was increased to $796,000, up $59,000 or 8.0% over his 2001 base salary. Beginning in September 2002, Mr. Mann’s annual base salary was reduced to $500,000 after he relinquished the chief executive officer position. Mr. Conde’s total earned salary for 2002 was $631,000. At the beginning of 2002, Mr. Conde’s annual base salary was increased to $597,000, up $44,000 or 8.0% over his 2001 base salary. Beginning in September 2002, Mr. Conde’s annual base salary was increased to $700,000 after he was elected chief executive officer.

Mr. Mann’s and Mr. Conde’s 2002 cash incentives depended solely upon the rate of increase in SunGard’s earnings per share. SunGard’s historical policy has been to set cash incentive plans for the chief executive officer and chief operating officer such that, if SunGard’s diluted earnings per share (adjusted for certain items and for differences of accounting for goodwill amortization from year to year) increase by 15%, then total cash compensation will be at approximately the 60th percentile of competitive compensation levels for the respective positions, based upon SunGard’s analysis. In 2002, total cash compensation at the 15% growth target was set somewhat below the 60th percentile due to large increases in the compensation survey data caused primarily by SunGard’s growth and resulting inclusion in a higher revenue bracket in the survey.

On this basis, the 2002 cash incentive payments at the 15% earnings-per-share growth target were set at $720,000 for the chief executive officer and $540,000 for the chief operating officer. Due to the transition in the chief executive officer position, Mr. Mann’s and Mr. Conde’s cash incentive plans were later reallocated so that Mr. Mann would receive two-thirds of the incentive amount for the chief executive officer position and one-third of the incentive amount for the chief operating officer position, and Mr. Conde would receive the converse. Accordingly, at 15% growth, Messrs. Mann and Conde would have received cash incentive payments of $660,000 and $600,000, respectively. SunGard’s actual 2002 diluted earnings per share (adjusted for certain items and for differences of accounting for goodwill amortization from year to year) grew by 19% over comparable 2001 earnings per share, yielding incentive payments to Mr. Mann and Mr. Conde of $1,274,033 and $1,158,567, respectively.

After considering an analysis of competitive equity compensation for the chief executive officer position, as well as Mr. Conde’s recent promotions and his tenure with and performance at SunGard, Mr. Conde was awarded, in August 2002, options to purchase 350,000 shares of SunGard’s common stock, at an exercise price equal to the market value on the date of grant, vesting ratably over four years.

Deductibility of Certain Compensation.  Section 162(m) of the Internal Revenue Code denies a deduction for certain compensation exceeding $1,000,000 paid to the chief executive officer and the other highest paid executive officers, named in the Summary Compensation Table excluding (among other things) certain performance-based compensation. The Compensation Committee has attempted to structure performance-based awards to executive officers under equity plans in a manner that satisfies Section 162(m). The Compensation Committee also intends to consider whether it is in the best interest of SunGard to structure cash incentive payments to be deductible under Section 162(m). Notwithstanding the efforts of SunGard in this area, no assurance can be given that compensation intended by SunGard to satisfy the requirements for deductibility under Section 162(m) does in fact do so.

Compensation Committee:
Michael C. Brooks, Chairperson
Henry C. Duques, Member
Albert A. Eisenstat, Member
Bernard Goldstein, Member

SUMMARY COMPENSATION TABLE

The following table contains certain information about compensation earned during the last three fiscal years by each person who served as chief executive officer of SunGard during 2002 and six other executive officers who were the most highly compensated during 2002. SunGard’s fiscal year is the calendar year.

		ANNUAL COMPENSATION			LONG-TERM COMPENSATION
					AWARDS(2)	PAYOUTS(3)
NAME AND PRINCIPAL POSITION	YEAR	SALARY ($)	BONUS ($)	OTHER ANNUAL COMPENSATION($)(1)	SECURITIES UNDERLYING OPTIONS/SARS(#)	LONG-TERM INCENTIVE PLANS($)	ALL OTHER COMPENSA- TION($)(4)
James L. Mann	2002	706,000	1,274,033	2,115	250,000	—	8,000
Chairman of the Board;	2001	737,000	429,750	2,355	200,000	—	6,800
Chief Executive Officer until August 2002	2000	696,000	747,333	8,171	400,000	—	6,800

Cristóbal Conde	2002	631,000	1,158,567	8,712	350,000	—	8,000
Director and President;	2001	553,000	322,263	9,104	500,000	—	6,800
Chief Executive Officer since August 2002	2000	500,000	463,333	3,417	609,100	2,193	6,800

Lawrence A. Gross	2002	365,000	455,100	9,936	68,750	—	8,000
Senior Vice President-Legal	2001	332,000	343,755	10,411	88,600	—	6,800
and General Counsel	2000	306,000	242,833	10,348	115,700	2,975	6,800

Till M. Guldimann	2002	365,000	455,100	—	68,750	—	8,000
Vice Chairman	2001	300,000	138,750	—	88,600	—	6,800
	2000	280,000	263,500	—	74,000	—	6,800

Michael K. Muratore	2002	442,000	2,079,788	6,000	215,125	1,158,628	8,000
Executive Vice President	2001	347,000	352,114	6,000	143,000	378,763	6,800
	2000	320,000	1,085,088	4,774	217,000	432,828	6,800

David E. Robinson	2002	399,000	513,336	4,107	200,375	—	8,000
Executive Vice President	2001	329,000	447,294	5,579	127,700	39,590	6,800
	2000	300,000	424,947	9,002	200,000	302,654	6,800

Michael J. Ruane	2002	365,000	455,100	8,527	68,750	—	8,000
Senior Vice President-Finance	2001	332,000	193,755	8,619	88,600	—	6,800
and Chief Financial Officer	2000	306,000	242,833	7,614	115,700	2,975	6,800

Richard C. Tarbox	2002	365,000	535,971	10,164	68,750	—	8,000
Senior Vice President-	2001	332,000	519,402	8,152	88,600	—	6,800
Corporate Development	2000	299,000	264,975	9,407	115,700	2,975	6,800

(1)	Consists of amounts reimbursed in connection with the payment of taxes. The cost of perquisites is not disclosed for any executive officer named in the table because the disclosure threshold (the lower of $50,000 or 10% of salary plus bonus) was not reached.

(2)

Of the 2002 options reflected in the table, 490,500 shares are PASOs and 800,000 shares are ordinary non-PASO stock options that vest ratably over four years (see REPORT OF THE COMPENSATION COMMITTEE and OPTION GRANT TABLE). Of the 2001 options reflected in the table, 625,100 shares are PASOs and 700,000 shares are ordinary non-PASO stock options that vest ratably over four or five years. Of the 2000 options reflected in the table, 787,200 shares are PASOs and 1,060,000 shares are ordinary non-PASO stock options that vest ratably over five years. Upon termination of employment, only vested stock option shares may be exercised. With respect to ordinary options, upon a change in control of SunGard, all unvested stock options vest six months later or upon an earlier involuntary termination of employment without cause. With respect to PASOs, upon a change in control of SunGard during the financial performance period, a prorated percentage of the unvested PASOs vest six months later or upon an earlier involuntary termination of employment without cause. Upon a change in control of SunGard after the end of the financial performance period, there is no acceleration of PASO shares.

(3)	The 2002, 2001 and 2000 payouts are cash payments made under PASOs granted in 2000, 1999 and 1998, respectively, and were earned as the result of exceeding performance goals for the three-year performance periods of 2000 through 2002, 1999 through 2001 and 1998 through 2000, respectively.

(4)	Consists of contributions by SunGard to a defined contribution retirement plan.

OPTION GRANT TABLE

The following table contains, for each of SunGard’s executive officers named in the Summary Compensation Table, (1) the number of shares of SunGard’s common stock underlying options granted during 2002, (2) the percentage that those options represent of total options granted to employees during 2002, (3) the exercise price per share, which equals the market value on the date of grant, (4) the expiration date, and (5) the potential realizable value, assuming 5% and 10% annual rates of appreciation (compounded annually) in the market value of SunGard’s common stock throughout the option term.

	INDIVIDUAL GRANTS					POTENTIAL REALIZABLE VALUE AT ASSUMED ANNUAL RATES OF STOCK PRICE APPRECIATION FOR OPTION TERM(1)
NAME	NUMBER OF SECURITIES UNDERLYING OPTIONS GRANTED(2)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR		EXERCISE OR BASE PRICE ($/SH)	EXPIRATION DATE	5%($)	10%($)

James L. Mann	250,000	2.9%		32.81	03/06/12	5,158,508	13,072,673

Cristóbal Conde	350,000	4.1%		25.32	08/21/12	5,573,264	14,123,746

Lawrence A. Gross	68,750	0.8%		32.81	03/06/12	1,418,590	3,594,985

Till M. Guldimann	68,750	0.8%		32.81	03/06/12	1,418,590	3,594,985

Michael K. Muratore	115,125 12,100 87,900	1.3 0.1 1.0	% % %	32.81 32.81 32.81	03/06/12 03/01/12 03/06/12	2,375,493 249,672 1,813,731	6,019,966 632,717 4,596,352

David E. Robinson	100,375 100,000	1.2 1.2	% %	32.81 32.81	03/06/12 03/06/12	2,071,141 2,063,403	5,248,678 5,229,069

Michael J. Ruane	68,750	0.8%		32.81	03/06/12	1,418,590	3,594,985

Richard C. Tarbox	68,750	0.8%		32.81	03/06/12	1,418,590	3,594,985

(1)	The actual value, if any, which an option holder may realize will depend upon the amount by which the actual market value on the date of exercise exceeds the exercise price and also on the option holder’s continued employment through the vesting period. The actual value to be realized by the option holder may be more or less than the potential realizable values stated in this table.

(2)	The following option grants listed in the table are PASOs (see REPORT OF THE COMPENSATION COMMITTEE): Mr. Gross–68,750; Mr. Guldimann–68,750; Mr. Muratore–115,125; Mr. Robinson–100,375; Mr. Ruane–68,750; and Mr. Tarbox–68,750. These PASOs will not vest until September 1, 2011, except that vesting may accelerate in part or in full on December 31, 2004 to the extent that stated financial performance goals are satisfied for the one-year performance period of 2002. All other options are ordinary non-PASO options that are exercisable and vest over four years in equal annual increments beginning one year after the date of grant.

AGGREGATED OPTION EXERCISES AND YEAR-END OPTION VALUE TABLE

The following table contains, for each of SunGard’s executive officers named in the Summary Compensation Table, (1) the number of shares of SunGard’s common stock acquired upon the exercise of options during 2002, (2) the value realized as a result of those exercises (based upon the closing price on the date of exercise for option shares that were exercised and held, or the actual sale price for option shares that were simultaneously exercised and sold, less the option exercise price), (3) the number of shares of SunGard’s common stock underlying unexercised options held on December 31, 2002, and (4) the value of in-the-money options held on December 31, 2002, based upon the last sale price on December 31, 2002, of $23.56 per share of common stock.

NAME	SHARES ACQUIRED ON EXERCISE (#)	VALUE REALIZED ($)	NUMBER OF SECURITIES UNDERLYING UNEXERCISED OPTIONS AT YEAR-END (#)		VALUE OF UNEXERCISED IN-THE-MONEY OPTIONS AT YEAR-END ($)
			EXERCISABLE	UNEXERCISABLE	EXERCISABLE	UNEXERCISABLE

James L. Mann	—	—	1,160,000	640,000	16,878,002	1,301,815

Cristóbal Conde	28,000	424,304	1,230,823	1,385,661	11,493,389	4,797,216

Lawrence A. Gross	49,600	751,624	190,898	279,627	1,632,131	605,239

Till M. Guldimann	—	—	393,624	239,724	7,111,494	854,649

Michael K. Muratore	72,000	1,889,546	287,900	438,125	1,713,882	277,795

David E. Robinson	648 6,400	9,159 58,656	303,424	419,651	2,546,036	271,565

Michael J. Ruane	24,200 11,200	590,664 315,237	262,174	280,976	2,817,203	774,617

Richard C. Tarbox	—	—	263,774	272,976	2,765,586	712,387

EQUITY COMPENSATION PLAN INFORMATION

The following table contains certain information as of December 31, 2002 with respect to compensation plans under which SunGard common stock is authorized for issuance.

PLAN CATEGORY	NUMBER OF SECURITIES TO BE ISSUED UPON EXERCISE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (A)	WEIGHTED-AVERAGE EXERCISE PRICE OF OUTSTANDING OPTIONS, WARRANTS AND RIGHTS (B)	NUMBER OF SECURITIES REMAINING AVAILABLE FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS (EXCLUDING SECURITIES REFLECTED IN COLUMN (A)) (C)

Equity compensation plans approved by security holders(1)	39,060,940	$21.81	17,702,973(2)

Equity compensation plans not approved by security holders	—	—	46,385(3)

Total	39,060,940	$21.81	17,749,358

(1)	SunGard has assumed options issued by several companies acquired by SunGard. Of these assumed options, an aggregate of 992,962 shares at a weighted-average exercise price of $6.49 per share were outstanding as of December 31, 2002. These options are not included in the table.

(2)	Includes 11,590,918 shares available for issuance under SunGard’s Equity Incentive Plans, 60,113 shares available for issuance under SunGard’s Restricted Stock Award Plan for Outside Directors and 6,051,942 shares available for issuance under SunGard’s 2000 Employee Stock Purchase Plan. The number of shares available for issuance under SunGard’s 1998 Equity Incentive Plan increases each January 1 by the number of option shares exercised during the previous year under all of the Company’s equity plans, with a maximum annual increase of 2% of the Company’s outstanding shares as of the end of the previous year. Under this provision, 1,823,163 shares became available for issuance under the 1998 Equity Incentive Plan on January 1, 2003. These additional shares are not included in the table.

(3)	Reflects shares available under SunGard’s plan that permits outside directors to elect to receive shares of SunGard common stock in lieu of cash compensation. Unless an outside director elects in writing to receive shares in lieu of cash compensation, all fees are paid in cash. If an outside director elects to receive shares in lieu of cash compensation, then the shares are issued on a quarterly basis based upon the closing price of SunGard’s common stock on the date of each quarterly board meeting.

CERTAIN TRANSACTIONS WITH MANAGEMENT

Mr. Mann, chairman of the board and former chief executive officer of SunGard, owns Hawk Flight, Inc., which operates a charter aircraft business. The services of Hawk Flight, Inc. are used by SunGard for business travel by Mr. Mann and other SunGard executives at arms-length terms approved by the disinterested members of the Board of Directors. During 2002, SunGard paid approximately $69,000 to Hawk Flight, Inc. for business travel by SunGard executives. See also AGREEMENT WITH THE CHAIRMAN OF THE BOARD under PROPOSAL ONE.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Brooks, Eisenstat and Goldstein have served on the Compensation Committee since 1994, and Mr. Duques has served on the Compensation Committee since 2002. No person who served as a member of SunGard’s Compensation Committee during 2002 was a current or former officer or employee of SunGard. During 2002, SunGard had no compensation committee “interlocks”—meaning that it was not the case that an executive officer of SunGard served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of the Compensation Committee of SunGard.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires SunGard’s directors and officers, and persons who own more than ten percent of SunGard’s common stock, if any, to file reports about their beneficial ownership of SunGard’s common stock and other equity securities. Based solely upon a review of the copies of these reports that are furnished to SunGard by its directors, officers and greater than ten percent stockholders during and for calendar year 2002, and based upon their written representations that they were not required to file any other reports for 2002, SunGard believes that none of its directors, officers or greater than ten percent stockholders failed to file on a timely basis any reports required by Section 16(a) during SunGard’s fiscal year ended December 31, 2002.

PERFORMANCE GRAPH

The following graph shows a comparison of the five-year cumulative total return for SunGard’s common stock, the S&P 500 Index and the Nasdaq Computer & Data Processing Index, assuming an investment of $100 in each on December 31, 1997. The data points used for the performance graph are listed in the chart below.

PERFORMANCE GRAPH DATA POINTS	12/31/97	12/31/98	12/31/99	12/31/00	12/31/01	12/31/02

SunGard Data Systems Inc. Common Stock	100	129	77	152	187	153

S&P 500 Index(1)	100	129	156	141	125	97

Nasdaq Computer & Data Processing Index(1)	100	178	392	181	145	100

(1)	Source: Research Data Group, Inc.

PROPOSAL TWO

RATIFICATION OF SELECTION OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has selected PricewaterhouseCoopers LLP as SunGard’s independent accountants for 2003 and has further directed that management submit the selection of independent accountants for ratification by the stockholders at the 2003 annual meeting.

PricewaterhouseCoopers LLP has acted as SunGard’s independent accountants since its inception in 1983. PricewaterhouseCoopers’ services to SunGard for 2002 included the audit of SunGard’s annual consolidated financial statements, reviews of SunGard’s interim financial statements, reviews of certain of SunGard’s income tax returns, statutory audits of certain of SunGard’s foreign subsidiaries, audits of certain of SunGard’s broker-dealer subsidiaries, audits or reviews of many of SunGard’s data processing and business continuity centers, and consultation on various accounting, tax, securities and other matters.

A representative of PricewaterhouseCoopers is expected to be present at the 2003 Annual Meeting, to have the opportunity to make a statement if he or she desires to do so, and to be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as SunGard’s independent accountant is not required by applicable law, or by SunGard’s Bylaws or other governing documents. However, the Audit Committee of the Board is submitting the appointment of PricewaterhouseCoopers to the stockholders as a matter of good corporate practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain the firm. The affirmative vote of the holders of a majority of the shares present in person or represented by proxy and entitled to vote at the 2003 Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers.

AUDITOR’S FEES

The following table presents fees for professional audit services rendered by PricewaterhouseCoopers for the audit of SunGard’s annual financial statements and review of SunGard’s interim financial statements for 2001 and 2002, and fees for other services rendered by PricewaterhouseCoopers for fiscal years 2001 and 2002:

	2001	2002

Audit fees (1)	$1,434,000	$1,823,000

Audit-related fees (2)	$1,119,000	$1,783,000

Tax fees (3)	$1,038,000	$913,000

All other fees (4)	$865,000	$355,000

(1)	In 2001, consists of services rendered in connection with the audit of SunGard’s annual financial statements ($800,000) and certain broker-dealer audits and statutory audits ($634,000). In 2002, consists of services rendered in connection with the audit of SunGard’s annual financial statements ($961,000) and certain broker-dealer audits and statutory audits ($862,000).

(2)	In 2001, consists of SAS 70 data center audit fees ($734,000), acquisition-related accounting services ($275,000), savings plan audits ($9,000) and advice and research in connection with technical accounting issues ($101,000). In 2002, consists of SAS 70 data center audit fees ($1,024,000), acquisition-related accounting services ($730,000), savings plan audits ($20,000) and advice and research in connection with technical accounting issues ($9,000).

(3)	Consists of worldwide tax services.

(4)	In 2001 and 2002, consists of consulting services primarily for implementation of an upgrade in the financial processing and reporting system of one of SunGard’s business units (completed in the first quarter of 2002) and, in 2001, also includes consulting services for documentation of foreign investment management compliance regulations ($130,000).

Although certain specific pre-approval policies and procedures exist related to both audit and non-audit services, SunGard is currently revising these policies and procedures to satisfy regulatory requirements which will become effective in May 2003.

STOCKHOLDER PROPOSALS

Stockholder proposals intended to be presented at SunGard’s 2004 Annual Meeting must be submitted to SunGard by December 5, 2003 to receive consideration for inclusion in SunGard’s 2004 proxy materials. Any stockholder who intends to present a proposal at SunGard’s 2004 Annual Meeting that is not to be included in SunGard’s 2004 proxy materials should notify SunGard of such proposal in writing by February 19, 2004. If SunGard does not receive the stockholder’s notice by that date, then SunGard’s management will have discretionary authority to vote all shares for which it has proxies in opposition to such proposal. Stockholders who intend to submit director nominations must do so by the close of business on the thirtieth day before the date of the 2004 Annual Meeting. Late nominations cannot be considered at the 2004 Annual Meeting. Stockholders are advised to review SunGard’s bylaws, which contain additional requirements with respect to director nominations by stockholders.

OTHER MATTERS

OTHER BUSINESS AT 2003 ANNUAL MEETING

SunGard currently knows of no other business that will be presented for consideration at the 2003 Annual Meeting. Nevertheless, the enclosed proxy confers discretionary authority to vote with respect to matters described in Rule 14a-4(c) under the Exchange Act, including matters that the Board of Directors does not know, a reasonable time before proxy solicitation, are to be presented at the meeting. If any of these matters are presented at the meeting, then the proxy agents named in the enclosed proxy card will vote in accordance with their judgment.

DELIVERY OF THIS PROXY STATEMENT

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (such as brokers) to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, known as “householding,” potentially means extra convenience for stockholders and cost savings for companies. This year, a number of brokers with customers who are SunGard stockholders will be “householding” SunGard’s proxy materials unless contrary instructions have been received from the customers. The Company will promptly deliver, upon oral or written request, a separate copy of the proxy statement and annual report to any stockholder sharing an address to which only one copy was mailed. Requests for additional copies should be directed to Investor Relations at SunGard Data Systems Inc., 680 East Swedesford Road, Wayne, PA 19087, or by telephone at 484-582-5506.

Once a stockholder has received notice from his or her broker that the broker will be “householding” communications to the stockholder’s address, “householding” will continue until the stockholder is notified otherwise or until the stockholder revokes his or her consent. If, at any time, a stockholder no longer wishes to participate in “householding” and would prefer to receive separate copies of the proxy statement and annual report, the stockholder should so notify his or her broker. Any stockholder who currently receives multiple copies of the proxy statement and annual report at his or her address and would like to request “householding” of communications should contact his or her broker or, if shares are registered in the stockholder’s name, the Company’s Investor Relations at the address or telephone number provided above.

EACH PERSON SOLICITED BY THIS PROXY STATEMENT MAY OBTAIN, WITHOUT CHARGE, A COPY OF SUNGARD’S ANNUAL REPORT ON FORM 10-K FOR 2002, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY SENDING A WRITTEN REQUEST TO SUNGARD DATA SYSTEMS INC., 680 EAST SWEDESFORD ROAD, WAYNE, PA 19087, ATTENTION: INVESTOR RELATIONS.

PORTIONS CONSIDERED NOT FILED

Stockholders should be aware that under Securities and Exchange Commission rules, the COMPENSATION COMMITTEE REPORT, AUDIT COMMITTEE REPORT and PERFORMANCE GRAPH are not considered “filed” with the Securities and Exchange Commission and are not incorporated by reference in any past or future filing by SunGard under the Securities Exchange Act of 1934, as amended, or the Securities Act of 1933, as amended.

By Order of the Board of Directors,

Leslie S. Brush

Vice President-Legal and Assistant General Counsel,

Secretary

April 4, 2003

Wayne, Pennsylvania

APPENDIX

Charter of the Audit Committee of the Board of Directors

I.    PURPOSE

The purpose of the Committee is to assist the Board of Directors in overseeing the audit and integrity of the Company’s financial statements; the qualifications, independence and performance of the Company’s independent auditor; the adequacy and effectiveness of the Company’s accounting, auditing and financial reporting processes; and the Company’s compliance with legal and regulatory requirements.

Although the Committee has the authority and responsibilities set forth in this Charter, the primary role of the Committee is oversight. It is not the duty of the Committee to conduct audits, to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles and applicable laws, rules and regulations, or to otherwise assure compliance with applicable laws, rules and regulations. These are the responsibilities of management and the independent auditor.

II.    AUTHORITY

In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention. The Committee may request any officer or employee of the Company or the Company’s independent auditor to attend a meeting of the Committee or to meet with any members of, or advisors to, the Committee.

The Committee shall have the authority to engage independent legal, accounting and other advisors as it determines necessary to carry out its duties. The Committee shall determine the extent of funding necessary for payment of compensation to such advisors, as well as to the independent auditor for the purpose of rendering or issuing an audit report.

The Committee may form and delegate authority to subcommittees consisting of one or more members to (a) grant pre-approvals of auditing services and non-audit services provided to the Company by the independent auditor, or (b) perform other duties (subject to Board approval) as appropriate.

III.    MEMBERSHIP REQUIREMENTS

The Committee shall be comprised of three or more members of the Board, as determined by the Board. Each member shall be independent and financially literate, as such qualifications are interpreted by the Board consistent with the requirements of the New York Stock Exchange. At least one member shall have accounting or related financial management expertise, as such qualification is interpreted by the Board consistent with the requirements of the New York Stock Exchange. To the extent practicable, at least one member of the Committee shall be an audit committee financial expert, as such qualification is interpreted by the Board consistent with the disclosure requirements of the Securities and Exchange Commission.

1

IV.    STRUCTURE AND PROCESSES

1.    Appointment of Members and Chairperson.  Committee members shall be appointed by the Board at its annual organizational meeting; members shall serve until their successors are duly appointed and qualified. The Committee’s chairperson shall be designated by the full Board or, if it does not do so, the Committee members shall elect a chairperson by vote of a majority of the persons then serving as members of the Committee.

2.    Meetings.  The Committee may hold regular meetings on such days and at such times as it shall determine. Other meetings of the Committee shall be held at the request of the Chairperson of the Committee or any two other Committee members. The Committee shall meet at least four times annually. Minutes of the meetings of the Committee shall be regularly kept by the Secretary or a person appointed by the Committee to do so.

3.    Rules and Guidelines.  The Committee may adopt rules and guidelines for its meetings and other activities.

V.    DUTIES AND RESPONSIBILITIES

The Committee shall have the following duties and responsibilities:

1.    Financial Statements.

(a) Review and discuss with management and the independent auditor, prior to filing, financial statements and related information contained in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, including disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

(b) Review and discuss with management and, as appropriate, the independent auditor, prior to issuance, financial information included in quarterly and annual earnings releases.

(c) Recommend to the Board of Directors, if appropriate, that the Company’s annual audited financial statements be included in the Company’s Annual Report on Form 10-K.

(d) Prepare the report of the Committee required by the Securities and Exchange Commission to be included in the Company’s annual proxy statement.

2.    Independent Auditor.

(a) Select, appoint, oversee, evaluate and, if appropriate, replace the independent auditor (or nominate the independent auditor to be proposed for stockholder approval in any proxy statement), who is ultimately accountable to the Committee and will report directly to the Committee.

(b) Review and approve, in advance, all audit and non-audit services to be performed by the independent auditor and the related fees and compensation for such services.

(c) Ensure that the independent auditor annually submits to the Committee a written statement (required by Independent Standards Board Standard No. 1) delineating all relationships and services that may impact the objectivity and independence of the independent auditor; discuss with the independent auditor any disclosed relationships or services that may impact its objectivity or independence; and take appropriate action to satisfy itself as to the independence of the independent auditor.

2

3.    Accounting, Auditing and Financial Reporting Processes.

(a) In consultation with management and the independent auditor, oversee the Company’s external auditing and financial reporting processes, including systems and controls; and in consultation with management, the head of internal audit and the independent auditor, oversee the Company’s internal accounting, auditing and financial reporting processes, including systems and controls.

(b) Review and discuss with management, the head of internal audit and the independent auditor the scope of internal audit activities and any significant internal audit findings (excluding any such internal audit activities and findings for which oversight responsibility has been delegated to another committee of the Board of Directors).

(c) Obtain periodic reports from the head of internal audit regarding internal audit activities and any significant internal audit findings (excluding any such internal audit activities and findings for which oversight responsibility has been delegated to another committee of the Board of Directors).

(d) Resolve any disagreements between management and the independent auditor regarding financial reporting.

(e) Review separately with the independent auditor any audit problems or difficulties and management’s responses.

(f) Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61—Communication with Audit Committees, as amended, relating to the conduct of the audit.

(g) Establish procedures for the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

(h) Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting or auditing matters.

(i) Review and discuss with the Chief Executive Officer and the Chief Financial Officer their respective conclusions set forth in the Company’s Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, regarding the effectiveness of the Company’s disclosure controls and procedures.

(j) Review and discuss with the Chief Executive Officer and the Chief Financial Officer any matters required to be disclosed by such officers pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 regarding any significant deficiencies in the design or operation of the Company’s internal controls which could adversely affect the issuer’s ability to record, process, summarize and report financial data.

(k) Review and discuss with the Chief Executive Officer and the Chief Financial Officer any matters required to be disclosed by such officers pursuant to Rule 13a-14 of the Securities Exchange Act of 1934 regarding any fraud involving management or other employees who have a significant role in the Company’s internal controls.

4.    Legal and Regulatory Compliance.

(a) Receive reports from the General Counsel regarding any legal matter from which there is a reasonable likelihood of a material impact on the Company’s financial statements.

3

(b) Receive reports from the General Counsel (and, if necessary, directly from the Company’s other attorneys, internal and external) regarding any material violation of law or any material breach of fiduciary duty by the Company or any agent of the Company.

(c) Oversee, in consultation with the Compliance Program Committee, the implementation and maintenance of the Business Conduct and Compliance Program.

(d) Obtain periodic reports from the Chief Compliance Officer regarding compliance with the Business Conduct and Compliance Program and regarding the Company’s compliance with applicable legal and regulatory requirements.

(e) Review and approve, in consultation with the Compliance Program Committee, any transactions between the Company and any of its executive officers, any of its directors, or any beneficial owner of more than 10% of the outstanding shares of the Company’s common stock. For purposes of this Section V.4(e), “transaction” shall not include payment of compensation to, or participation in benefit plans by, directors or executive officers in such capacities or as employees of the Company.

(f) Obtain reports from and consult with the Compliance Program Committee regarding any transactions between the Company and other officers and employees, to the extent that such transactions are considered material to the Company by the General Counsel, Chief Financial Officer or Chief Compliance Officer.

5.    Other.

(a) Review and discuss with management at least annually the Company’s insurance programs.

(b) Meet periodically in separate sessions with management, the internal financial auditors, the independent auditor, the General Counsel and the Chief Compliance Officer, to discuss any matters that the Committee (or any of these groups or persons) believes should be discussed privately.

(c) Report regularly to the Board of Directors regarding issues arising before, and actions taken by, the Committee.

(d) Review and reassess the adequacy of this Charter periodically as circumstances dictate, but no less frequently than annually, and recommend any proposed changes to the Board for approval.

(e) Perform any other activities consistent with this Charter, the Company’s By-laws and governing law as the Committee or the Board deems necessary or appropriate.

4

SunGard® Data Systems Inc.

2003 ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 9, 2003

9:00 A.M.

FOUR SEASONS HOTEL

ONE LOGAN SQUARE

PHILADELPHIA, PA 19103

SUNGARD® DATA SYSTEMS INC.

1285 DRUMMERS LANE, WAYNE, PA 19087	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 9, 2003.

By signing this proxy or by voting by phone or Internet as instructed, you hereby appoint James L. Mann and Gregory S. Bentley, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the “Company”) held by you as of March 14, 2003 on the matters shown on the reverse side at the Company’s 2003 Annual Meeting of Stockholders to be held on May 9, 2003 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company’s proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted “FOR” each proposal.

See reverse for voting instructions.

COMPANY #

CONTROL #

There are three ways to vote your Proxy

Your telephone or Internet vote authorizes the Named Proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

VOTE BY PHONE—TOLL FREE—1-800-240-6326—QUICK—EASY—IMMEDIATE

•	Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on May 8, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.
•	Follow the simple instructions the voice provides you.

VOTE VIA INTERNET—http://www.eproxy.com/sds/—QUICK—EASY—IMMEDIATE

•	Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon (ET) on May 8, 2003.
•	You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4 digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to SunGard Data Systems Inc., c/o Shareowner ServicesSM,P.O. Box 64873, St. Paul, MN 55164-0873.

By voting by phone or Internet, you acknowledge receipt of the Company’s 2003 Annual Report to Stockholders, Notice of the Company’s 2003 Annual Meeting of Stockholders and the Company’s Proxy Statement dated April 4, 2003.

If you vote by phone or Internet, please do not mail your proxy card

ÚPlease detach here Ú

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors:	01 Gregory S. Bentley	05 Henry C. Duques	09 James L. Mann

	02 Michael C. Brooks	06 Albert A. Eisenstat	10 Malcolm I. Ruddock

	03 Cristobal Conde	07 Bernard Goldstein

	04 Ramon de Oliveira	08 Janet Brutschea Haugen

	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003:     ☐ For     ☐ Against     ☐ Abstain

By signing this proxy, you hereby acknowledge receipt of the Company’s 2002 Annual Report to Stockholders, Notice of the Company’s 2003 Annual Meeting of Stockholders and the Company’s Proxy Statement dated April 4, 2003.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

SunGard® Data Systems Inc.

2003 ANNUAL MEETING OF STOCKHOLDERS

FRIDAY, MAY 9, 2003

9:00 A.M.

FOUR SEASONS HOTEL

ONE LOGAN SQUARE

PHILADELPHIA, PA 19103

SUNGARD® DATA SYSTEMS INC.

1285 DRUMMERS LANE, WAYNE, PA 19087	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting on Friday, May 9, 2003.

By signing this proxy or by voting by phone or Internet as instructed, you hereby appoint James L. Mann and Gregory S. Bentley, and each of them, as your attorneys and proxies, with full power of substitution, for and in your name, place and stead, to vote all shares of Common Stock of SunGard Data Systems Inc. (the “Company”) held by you as of March 14, 2003 on the matters shown on the reverse side at the Company’s 2003 Annual Meeting of Stockholders to be held on May 9, 2003 or at any postponement or adjournment of the meeting.

Both proxy agents present and acting in person or by their substitutes (or, if only one is present and acting, then that one) may exercise all of the powers conferred by this proxy. Discretionary authority is conferred by this proxy with respect to certain matters, as described in the Company’s proxy statement.

Please specify your choices by marking the appropriate boxes. If no choice is specified, the proxy will be voted “FOR” each proposal.

See reverse for voting instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope provided or return it to SunGard Data Systems Inc., c/o Shareowner ServicesSM,P.O. Box 64873, St. Paul, MN 55164-0873.

Ú Please detach here Ú

The Board of Directors Recommends a Vote FOR Proposals 1 and 2.

1. Election of directors:	01 Gregory S. Bentley	05 Henry C. Duques	09 James L. Mann
	02 Michael C. Brooks	06 Albert A. Eisenstat	10 Malcolm I. Ruddock
	03 Cristobal Conde	07 Bernard Goldstein
	04 Ramon de Oliveira	08 Janet Brutschea Haugen

	☐ Vote FOR all nominees (except as marked)		☐ Vote WITHHELD from all nominees

Instructions: To withhold authority to vote for any indicated nominee, (write the number(s) of the nominee(s) in the box provided to the right.)

2.    Ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent auditors for 2003:     ☐ For     ☐ Against     ☐ Abstain

By signing this proxy, you hereby acknowledge receipt of the Company’s 2002 Annual Report to Stockholders, Notice of the Company’s 2003 Annual Meeting of Stockholders and the Company’s Proxy Statement dated April 4, 2003.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address Change? Mark Box ☐ Indicate changes below:	Date

Signature(s) in Box

Please sign exactly as your name(s) appears on proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.